Exhibit 21.1
SUBSIDIARIES OF KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.

1.	Swift Transportation Co., LLC, a Delaware limited liability company
2.	Swift Transportation Co. of Arizona, LLC, a Delaware limited liability company
3.	Swift Leasing Co., LLC, a Delaware limited liability company
4.	Sparks Finance, LLC, a Delaware limited liability company
5.	Interstate Equipment Leasing, LLC, a Delaware limited liability company
6.	Common Market Equipment, LLC, a Delaware limited liability company
7.	Swift Transportation Co. of Virginia, LLC, a Delaware limited liability company
8.	Swift Transportation Services, LLC, a Delaware limited liability company
9.	M.S. Carriers, LLC, a Delaware limited liability company
10.	Swift Logistics, S.A. de C.V., a Mexican corporation
11.	Trans-Mex, Inc., S.A. de C.V., a Mexican corporation
12.	Mohave Transportation Insurance Co., Inc., an Arizona corporation
13.	Swift Intermodal, LLC, a Delaware limited liability company
14.	Swift International S.A. de C.V. Inc., a Mexican corporation
15.	TMX Administración, S.A. de C.V. Inc., a Mexican corporation
16.	Swift Receivables Company II, LLC, a Delaware limited liability company
17.	Red Rock Risk Retention Group, Inc., an Arizona corporation
18.	Swift Academy LLC, a Delaware limited liability company
19.	Swift Services Holdings, Inc., a Delaware corporation
20.	Swift Logistics, LLC, a Delaware limited liability company
21.	Central Refrigerated Transportation, LLC, a Delaware limited liability company
22.	Swift Refrigerated Service, LLC, a Delaware limited liability company
23.	Central Leasing, LLC, a Delaware limited liability company
24.	Swift Warehousing, LLC, a Delaware limited liability company
25.	Swift Freight Forwarding, LLC, a Delaware limited liability company
26.	National Tractor Trailer School, Inc., a New York corporation
27.	CDL Career Financing, LLC, a Delaware limited liability company
28.	UTXL, Inc., a Missouri corporation
29.	Iron Insurance Services LLC, a Delaware limited liability company
30.	Knight Refrigerated, LLC, an Arizona limited liability company
31.	Knight Logistics LLC, an Arizona limited liability company
32.	Knight Transportation Services, Inc., an Arizona corporation
33.	Knight Truck & Trailer Sales, LLC, an Arizona limited liability company
34.	Quad K, LLC, an Arizona limited liability company
35.	Iron Maintenance LLC, an Arizona limited liability company
36.	Squire Transportation, LLC, an Arizona limited liability company
37.	Knight Capital Growth, LLC, an Arizona limited liability company
38.	Knight Port Services, LLC, an Arizona limited liability company
39.	Kold Trans LLC, an Arizona limited liability company
40.	Barr-Nunn Transportation LLC., an Iowa limited liability company
41.	Barr-Nunn Logistics, Inc., an Iowa corporation
42.	Sturgeon Equipment, Inc., an Iowa corporation
43.	Knight Transportation, Inc., an Arizona corporation (Knight’s former parent)
44.	Knight Air LLC, an Arizona limited liability company
45.	Knight 101 LLC, an Arizona limited liability company
46.	Strehl, LLC, an Arizona limited liability company
47.	Abilene Motor Express, LLC., a Virginia limited liability company
48.	AMX Leasing & Logistics, LLC, a Virginia limited liability company
49.	AT Services, LLC, a Virginia limited liability company
50.	Eleos Technologies LLC, a Virginia limited liability company
51.	AAA Cooper Transportation, a South Carolina corporation
52.	Spring Creek Leasing LLC, an Alabama limited liability company
53.	MME, Inc., a Delaware corporation
54.	Midwest Motor Express, Inc. a North Dakota corporation
55.	Midnite Express Inc., a North Dakota corporation
Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Knight-Swift Transportation Holdings Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.